Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation Appoints Marcel Teunissen Chief Financial Officer

SPRING, TX – April 6, 2026 – Expand Energy Corporation (NASDAQ: EXE) (“Expand Energy” or the “Company”) today announced that Marcel Teunissen has been appointed Chief Financial Officer, effective April 6, 2026.

“Marcel brings a rare blend of financial depth, disciplined strategic leadership, and hands-on operations experience across the full energy value chain,” said Michael Wichterich, Expand Energy’s Chairman of the Board, Interim President and Chief Executive Officer. “As Expand Energy enters the next chapter in its growth, Marcel’s experience with large global natural gas and LNG businesses and complex business transformations makes him exactly the kind of leader who can elevate our entire organization.”

“I’m honored to join North America’s largest natural gas producer as the Company’s momentum accelerates,” said Teunissen. “Natural gas demand is surging, driven by AI power generation, industrial, and global LNG, and no company is better positioned to capture this structural wave of growth than Expand Energy. I am eager to join the team and help build on the company’s strong foundation and advance a commercial approach to delivering results across the gas value chain.”

Teunissen most recently served as President, North America for Parkland Corporation leading a large, customer-facing business across the United States and Canada. From 2020 to 2024, he served as Parkland’s Chief Financial Officer where he led the company’s financial strategy, capital markets, and investor engagement, supporting Parkland’s growth as a leading international energy business through acquisitions, integration, and large-scale transformation.

Prior to Parkland, Teunissen spent more than 20 years with Shell plc in senior and executive finance, commercial, and strategy roles across upstream and integrated gas (LNG) businesses, including as Vice President of Finance for Integrated Gas Ventures and Executive Vice President of Finance for Global Integrated Gas and New Energies, based in the Netherlands. He brings deep expertise across the gas value chain—from supply and infrastructure to trading and end-market delivery to complex portfolio management—combining financial discipline with a strong commercial focus to deliver sustainable growth that enhances returns and resilience. He holds a master’s degree in economics from Erasmus University in Rotterdam, The Netherlands.

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Brittany Raiford (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	10000 Energy Drive Spring, TX 77389

About Expand Energy

Expand Energy Corporation (NASDAQ: EXE) is North America’s largest natural gas producer, powered by dedicated and innovative employees focused on expanding the value of natural gas by connecting global scale to growing markets. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its advantaged portfolio, financial strength and operational excellence. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements relating to the relocation of the Company’s headquarters to Houston, the acceleration of the Company’s commercialization strategy, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Although Expand Energy’s management believes the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond Expand Energy’s control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause Expand Energy’s actual results to be materially different than those expressed in such forward-looking statements include commodity price volatility and other factors described in Expand Energy’s Annual Report on Form 10-K for the year ended December 31, 2025, Expand Energy’s Quarterly Reports on Form 10-Q and other documents that Expand Energy files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Expand Energy’s documents filed with the SEC that are available through Expand Energy’s website at www.expandenergy.com or through EDGAR at www.sec.gov. We caution you not to place undue reliance on the forward-looking statements contained in this release, which speak only as of the date of the release, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this release and our filings with the SEC that attempt to advise interested parties of the risk and factors that may affect our business.

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